EXHIBIT 5.1

                                  July 17 2000

Allou Health & Beauty Care, Inc.
50 Emjay Boulevard
Brentwood, New York 11717

Gentlemen:


         We have acted as counsel to Allou Health & Beauty Care, Inc., a Delaware corporation (the "Company"), pursuant to the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of 110,243 shares (the "Shares") of Class A Common Stock, par value $.001 per share (the "Common Stock") of the Company pursuant to an Asset Purchase Agreement among the Company, Tri-State Pharmaceutical Consultants Corp. and Norman Miller (the "Asset Purchase Agreement").

         Capitalized terms used herein and not defined shall have the meanings given to them in the Registration Statement.

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the: (i) Asset Purchase Agreement, (ii) Company's Certificate of Incorporation, as amended, (iii) Company's By-laws and (iii) resolutions of the Company's board of directors authorizing the Company to enter into, and consummate the transactions contemplated by, the Asset Purchase Agreement. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the 110,243 Shares that were issued pursuant to the Asset Purchase Agreement have been validly issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.


                                                     Very truly yours,

                                                     /S/ Parker Chapin LLP
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                                                     PARKER CHAPIN LLP